UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction	(Commission file No.)	(IRS Employer
Of incorporation)		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 –	Other Events

Item 8.01	Other Events

On January 29, 2026, we acquired a 637,633 square foot portfolio of ten industrial properties for $56.7 million. The properties are fully-leased to six tenants – Mondelez Global, Husqvarna U.S. Holdings, L&W Supply Corporation, Owens & Minor Distribution, Bimbo Bakeries USA, and HABE USA. The tenants have averaged more than 16 years at these properties, the weighted average remaining lease term is 3.1 years. The contracted for base rent for the 12 months ending January 31, 2027 is approximately $3.0 million, and we estimate that after giving effect to anticipated lease renewals (as to which no assurance can be provided), that the base rent that we will be entitled to collect for such 12 months is approximately $4.1 million. The leases currently provide for annual rent increases generally ranging from 2.4% to 3.0%.

We financed the purchase with a 7.5-year $17 million mortgage on six of the properties and approximately $30 million borrowed from our $100 million credit facility. The mortgage bears a fixed interest rate of 5.53% (interest only for six months) and provides for a 30-year amortization schedule, and the credit facility bears a current floating interest rate of 5.45%. We anticipate obtaining, within the next 12 months, mortgages on two other properties in the portfolio and using the net proceeds to pay down the credit facility.

The properties are situated in Greensboro, NC, Columbia, SC, Birmingham, AL, Omaha, NE, Oklahoma City, OK, Salt Lake City, UT and Jackson, MS.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income or base rent exclude any related variable rent; anticipated property purchases, sales, financings and/or refinancings may not be completed during the period or on the terms indicated or at all; anticipated rent increases, including those tied to filling of vacancies or as a result of market-to-market opportunities (i.e., renewing leased premises at higher rental rates) may not be realized; and estimates of gains from property sales or proceeds from financing or refinancing transactions are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: January 29, 2026	By:	/s/ Isaac Kalish
Isaac Kalish
Senior Vice President and
Chief Financial Officer

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